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                                                                    EXHIBIT 99.1





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  W. R. Berkley Corporation                   NEWS
  165 Mason Street, P.O. Box 2518             RELEASE
  Greenwich, Connecticut 06836-2518
  (203) 629-3000
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           FOR IMMEDIATE RELEASE                CONTACT: Eugene G. Ballard
                                                         Senior Vice President-
                                                         Chief Financial Officer
                                                         and Treasurer
                                                         203-629-3000


                    W. R. BERKLEY CORPORATION TO ENTER EXCESS
                           MEDICAL MALPRACTICE MARKET

     Greenwich, CT, December 18, 2001 -- W. R. Berkley Corporation (NYSE: BER) today announced its entrance into the excess medical malpractice market with the formation of Berkley Medical Excess Underwriters, LLC. Berkley Medical Excess Underwriters will be based in St. Louis, Missouri and will underwrite on behalf of various W. R. Berkley Corporation insurance subsidiaries.

     Berkley Medical Excess Underwriters will offer excess coverage for healthcare providers that are either self-insured or maintain their own captive facilities and reinsurance coverage for primary insurance companies that provide medical malpractice coverage to physicians and other commercial healthcare providers.

     J. Michael Foley, immediate past chairman and chief executive officer of Midwest Employers Casualty Company, a subsidiary of W. R. Berkley Corporation, has been named as the president and chief executive officer of Berkley Medical Excess Underwriters. Mr. Foley has over 16 years of experience running a statistically-driven and profit-oriented underwriting operation and brings a unique combination of experience and skills to the position.

     Commenting on the new venture, William R. Berkley, chairman and chief executive officer of W. R. Berkley Corporation said, "We are excited about the opportunity developing in the excess medical malpractice marketplace due to severe contractions by other carriers. We are delighted to



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W. R. Berkley Corporation                                                      2
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have Mike Foley leading our efforts in entering the market at the right time and in the proper manner. We believe that building a position in the market with actuarially based pricing models will provide much needed stability in a volatile market. We are positioned to apply our expertise to a niche market segment in need of rational capacity."

     Founded in 1967, W. R. Berkley Corporation is an insurance holding company which operates in six segments of the property casualty insurance business: specialty insurance, alternative markets, reinsurance, regional property casualty insurance, international and inactive business.

This is a "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2001 and beyond, are based upon the Company's historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to, the cyclical nature of the property casualty industry, the long-tail and potentially volatile nature of the excess medical malpractice business, the long-tail and potentially volatile nature of the reinsurance business, product demand and pricing, claims development and the process of estimating reserves, the uncertain nature of damage theories and loss amounts and the development of additional facts related to the attacks of September 11, 2001, the increased level of our retention, natural and man-made catastrophic losses, including as a result of terrorist activities, the impact of competition, the availability of reinsurance, the ability of our reinsurers to pay reinsurance recoverables owed to us, investment results, exchange rate and political risks, legislative and regulatory developments, changes in the ratings assigned to us by ratings agencies, the effects of the refocusing of our business, including our withdrawal from the personal lines business, uncertainty as to reinsurance coverage for terrorist acts, the availability of dividends from our insurance company subsidiaries, our successful integration of acquired companies or investment in new insurance ventures, our ability to attract and retain qualified employees, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. These risks could cause actual results of the industry or our actual results for the year 2001 and beyond to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.


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